Exhibit 99.1

4Q 2019

SmartFinancial Announces Results for the Fourth Quarter 2019

KNOXVILLE, TN - January 21, 2020 - SmartFinancial, Inc. ("SmartFinancial" or the "Company"; NASDAQ: SMBK), today announced net income of $6.7 million, or $0.48 per diluted common share, for the fourth quarter of 2019, compared to net income of $6.0 million, or $0.42 per diluted common share, for the third quarter of 2019. Net operating earnings (Non-GAAP), which excludes securities gains, merger related and restructuring expenses and non-operating items, totaled $6.5 million, or $0.46 per diluted common share, in the fourth quarter of 2019, compared to $6.0 million, or $0.43 per diluted common share, in the third quarter of 2019.

For the year ending December 31, 2019, net income is $26.5 million, or $1.89 per diluted common share, compared to net income of $18.1 million, or $1.45 per diluted common share, for the year ending December 31, 2018. Net operating earnings (Non-GAAP), which excludes securities gains, merger related and restructuring expenses and non-operating items, totaled $23.6 million, or $1.68 per diluted common share, for the year ending December 31, 2019 compared to $19.5 million, or $1.56 per diluted common share, for the year ending December 31, 2018.

Highlights for Fourth Quarter of 2019

•	Return on average assets of 1.12% and net operating annualized return on average assets (Non-GAAP) of 1.08%

•	Asset quality remains outstanding with nonperforming assets to total assets of 0.21%

•	Loan growth of $32.7 million, or 7.0% annualized

•	Tangible book value (Non-GAAP) per share of $16.82, a 14.9% year-over-year increase

•	Announced the planned acquisition of Progressive Financial Group, Inc. ("PFG")

•	Initiation of a quarterly dividend

Billy Carroll, President & CEO, stated: “We posted a solid quarter and closed the books on another successful year where we made a number of outstanding foundational strides.  Our team continues to focus on steady growth of our performance metrics and we remain bullish on our opportunities to move the company forward and continuing growth of shareholder value.”

SmartFinancial's Chairman, Miller Welborn, concluded: “The consistency we are beginning to show in all areas of our company, especially our financial metrics, is very exciting to me. Our team continues to improve their execution of our strategy while maintaining a laser focus on growing long term shareholder value.”

Net Interest Income and Net Interest Margin

Net interest income was $21.1 million for each of the fourth and third quarters of 2019 and $21.4 million for the fourth quarter of 2018. The tax equivalent net interest margin was 3.84% for the fourth quarter of 2019 compared to 3.91% for the third quarter of 2019. The tax equivalent average yield on interest-earning assets was 4.92% for the fourth quarter of 2019, a decrease from 5.05% for the third quarter of 2019. The yield on interest-bearing liabilities decreased to 1.39% for the fourth quarter of 2019 from 1.47% for the third quarter of 2019.
The yield on average loans was 5.36% for the fourth quarter of 2019 compared to 5.48% for the third quarter of 2019. The decrease in yield on average loans from the third to fourth quarters of 2019 was primarily due to the impact of three Federal rate decreases over these two quarters which effected the repricing of variable rate loans and new loan production. During the fourth quarter of 2019, increased discount accretion was recorded on acquired loans (29 basis points in the fourth quarter of 2019 versus 26 basis points in the third quarter of 2019) with loan fees remaining stable quarter over quarter. For the fourth quarter of 2019, the yield on average loans, excluding accretion, was 5.07%, a decrease of 15 basis points from the 5.22% reported in the third quarter of

2019. The impact of the acquired loan discount accretion on the tax equivalent net interest margin was 25 basis points for the fourth quarter of 2019 and 23 basis points for the third quarter of 2019.
The cost of average interest-bearing deposits was 1.29% for the fourth quarter of 2019 compared to 1.37% for the third quarter of 2019. The overall decrease of eight basis points in average interest-bearing deposits from the third to fourth quarter of 2019 was driven primarily by the three Federal rate decreases during the third and fourth quarters of 2019, creating a reduction of interest cost for all deposit classifications.
Provision for Loan Loss and Credit Quality

Provision for loan losses was $685 thousand in the fourth quarter of 2019, compared to $724 thousand in the third quarter of 2019 and $1.3 million in the fourth quarter of 2018. The allowance for loan losses was $10.2 million, or 0.54% of total loans, as of December 31, 2019, compared to $9.8 million, or 0.53% of total loans, as of September 30, 2019. The increase in allowance for loan losses to total loans was due primarily to the increase in the loan originations and, to lesser extent, the reduction of acquired loan balances.
Nonperforming loans as a percentage of total loans was 0.18% as of December 31, 2019, an increase of one basis point from the 0.17% reported in the third quarter of 2019. Total nonperforming assets (which include nonaccrual loans, loans past due 90 days or more and still accruing, and other real estate owned) as a percentage of total assets was 0.21% as of December 31, 2019 as compared to 0.20% as of September 30, 2019.
Noninterest Income

Noninterest income was $2.8 million for the fourth quarter of 2019 compared to $2.2 million for the third quarter of 2019. The increase of $644 thousand from the third quarter 2019 to the fourth quarter 2019 was primarily because of funds received from the Alabama Department of Economic and Community Affairs ("ADECA"). ADECA was a program that guaranteed 50% of a loans obligation for loan's approved and originated through the program. In September 2019, the ADECA program was dissolved and in October 2019 total proceeds of $1.2 million was received, of which $720 thousand was recorded as noninterest income, and the remainder of the proceeds were held in reserve for potential future losses on specific identified loans that were covered in the program.

Noninterest Expense

Noninterest expense was $16.1 million for the fourth quarter of 2019, an increase of $1.4 million, compared to $14.7 million for the third quarter of 2019. During the fourth quarter of 2019, the primary components of the increase in noninterest expense were as follows:

•
Increase of $1.2 million in salaries and employees benefits, which consisted of a $603 thousand prior year adjustment, acquired SERP adjustment, year-end employee incentive accrual adjustments, and from increased hiring of associates;

•	Increase of $219 thousand in FDIC insurance due to a credit reported during the third quarter of 2019, and no expense recorded during the fourth quarter of 2019;

•	Increase of $257 thousand in data processing expenses, primarily from core processor credits that were utilized during the third quarter of 2019;

•	Increase of $354 thousand in merger related and restructuring expenses relating to the Progressive Financial Group Inc. acquisition; and

•
Decrease of $644 thousand in other expenses, which consisted of a benefit of $312 thousand relating to a prior year adjustment to franchise taxes from the 2018 income tax return true-up, and a current period benefit of $468 thousand relating to excess tax credits applied to franchise taxes (See Income Tax Expense below).

Income Tax Expense

Income tax expense was $473 thousand for the fourth quarter of 2019, a decrease of $1.5 million, compared to $1.9 million for the third quarter of 2019. During the fourth quarter of 2019, the primary components of the decrease in income tax expense were as follows:

•	Tax benefit of $304 thousand relating to a prior year (2017) amended Federal tax return;

•	Adjustments relating to the true-up of 2018 Federal Tax return; and

•
Tax benefit of $1.1 million income tax benefit associated with a program the State of Tennessee manages for Community Investment loans.  The Bank strategically originated loans in this program to reduce its 2019 tax liability.  The benefit received from the loans approved under this program was first applied to the current year Tennessee income tax liability, and the excess benefit over the current tax liability was applied directly to the Company’s Tennessee franchise tax liability.

The amount of the benefit received from this opportunity totaled $1.6 million, with a benefit of $1.1 million applied to income tax liability and the excess benefit of $468 thousand applied to franchise tax (as mentioned above in Noninterest Expense).

The overall effective tax rate was 6.6% for the fourth quarter of 2019 compared to 24.6% for the third quarter of 2019.
Balance Sheet Trends

Total assets at December 31, 2019 were $2.45 billion compared with $2.27 billion at December 31, 2018. The year-over-year increase of $174.7 million is primarily from continued loan growth of $122.1 million.

Total liabilities increased to $2.14 billion at December 31, 2019 from $2.00 billion at December 31, 2018. The year-over-year increase of $145.0 million was primarily from the increase of total deposits of $125.3 million and FHLB and other borrowings of $14.2 million.

Shareholders' equity at December 31, 2019 totaled $312.7 million, an increase of $29.7 million, from December 31, 2018. The increase in shareholders' equity was primarily from net income of $26.5 million for the year 2019. Tangible book value per share (Non-GAAP) was $16.82 at December 31, 2019, an increase from $14.64 at December 31, 2018. Tangible common equity (Non-GAAP) as a percentage of tangible assets (Non-GAAP) was 9.93% at December 31, 2019, compared with 9.29% at December 31, 2018.

Conference Call Information

SmartFinancial will issue its earnings release for the fourth quarter of 2019 on Tuesday, January 21, 2020, and will host a conference call on Wednesday, January 22, 2020 at 10:00 a.m. ET. To access this interactive teleconference, dial (888) 317-6003 or (412) 317-6061 and enter the confirmation number, 1935532. A replay of the conference call will be available through January 22, 2021, by dialing (877) 344-7529 or (412) 317-0088 and entering the confirmation number, 10138335. Conference call materials (earnings release & conference call presentation) will be published on the company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile ), at 9:00 am ET prior to the conference call.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with 29 branches across Tennessee, Alabama, and the Florida Panhandle. Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts
Billy Carroll                        Ron Gorczynski
President & CEO                        Executive Vice President, Chief Financial Officer
(865) 868-0613 billy.carroll@smartbank.com        (865) 437-5724 ron.gorczynski@smartbank.com

Media Contact
Kelley Fowler
Senior Vice President, Public Relations & Marketing
(865) 868-0611    kelley.fowler@smartbank.com

Non-GAAP Financial Measures

Statements included in this presentation include Non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures, including: (i) net operating earnings, (ii) net operating return on average assets, (iii) net operating return on average shareholder equity, (iv) return on average tangible common equity, (v) net operating return on average tangible common equity, (vi) operating efficiency ratio; (vii) tangible common equity; (viii) average tangible common equity; (ix) tangible book value; and ratios derived therefrom, in its analysis of the company's performance. Net operating earnings excludes the following from net income: securities gains and losses, merger termination fee of $6.4 million in the second quarter of 2019, merger related and restructuring expenses, the effect of the December 2017 tax law change on deferred tax assets, tax benefit from director options previously exercised, and the income tax effect of adjustments. Net operating return on average equity is the annualized net operating earnings divided by average assets. Net operating return on average equity is the annualized net operating earnings divided by average equity. Return on average tangible common equity is the annualized net income divided by average tangible common equity. Net operating return on average tangible common equity is the annualized net operating earnings divided by average tangible common equity (Non-GAAP). The operating efficiency ratio includes an adjustment for taxable equivalent yields and excludes securities gains and losses and merger related and restructuring expenses from the efficiency ratio. Tangible common equity and average tangible common equity excludes goodwill and other intangible assets. Tangible book value excludes intangible assets and goodwill. Management believes that Non-GAAP financial measures provide additional useful information that allows investors to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers. Management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results and allow investors and company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act. These statements are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) the risk of litigation related to the termination of our agreement and plan of merger with Entegra Financial Corp. (the “Entegra Merger Agreement”) or the abandonment of the transactions that were contemplated by the Entegra Merger Agreement; (2) reputational risk resulting from the termination of the Entegra Merger Agreement; (3) potential changes to, or the risk that we may not be able to execute on, our business strategy as a result of the termination of the Entegra Merger Agreement; (4) the risk that cost savings and revenue synergies from recently completed acquisitions may not be realized or may take longer than anticipated to realize; (5) disruption from recently completed acquisitions with customer, supplier, employee, or other business relationships; (6) our ability to successfully integrate the businesses acquired as part of previous acquisitions with the business of SmartBank; (7) risks related to the proposed acquisition of PFG, including the risk that the proposed acquisition does not close when expected or at all because conditions to closing are not satisfied on a timely basis or at all, or the terms of the proposed transaction need to be modified to satisfy such conditions; (8) the risk that the anticipated benefits from the proposed acquisition of PFG may not be realized in the time frame anticipated; (9) changes in management’s plans for the future; (10) prevailing, or changes in, economic or political conditions, particularly in our market areas; (11) credit risk associated with our lending activities; (12) changes in interest rates, loan demand, real estate values, or competition; (13) changes in accounting principles, policies, or guidelines; (14) changes in applicable laws, rules, or regulations; and (15) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements. SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information - (unaudited)
(dollars in thousands except share and per share data)
	As of and for The Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2019	2019	2019	2019	2018	2019	2018
Selected Performance Ratios (Annualized):
Return on average assets	1.12%	1.01%	1.56%	0.84%	1.17%	1.13%	0.92%
Return on average shareholders' equity	8.65%	7.80%	12.34%	6.71%	9.44%	8.89%	7.47%
Return on average tangible common equity (Non-GAAP)¹	11.55%	10.52%	16.78%	9.26%	13.09%	12.04%	10.09%
Noninterest income / average assets	0.47%	0.37%	1.44%	0.30%	0.31%	0.65%	0.34%
Noninterest expense / average assets	2.68%	2.48%	2.88%	2.77%	2.84%	2.70%	3.00%
Efficiency ratio	67.04%	63.03%	57.53%	68.65%	67.71%	63.66%	70.84%

Operating Selected Performance Ratios (Annualized):
Net operating return on average assets (Non-GAAP)¹	1.08%	1.02%	0.96%	0.98%	1.07%	1.01%	0.99%
Net operating return on average shareholders' equity (Non-GAAP)¹	8.34%	7.87%	7.58%	7.81%	8.65%	7.91%	8.05%
Net operating return on average tangible common equity (Non-GAAP)¹	11.12%	10.61%	10.31%	10.79%	12.00%	10.71%	10.88%
Operating efficiency ratio (Non-GAAP)¹	64.95%	62.42%	65.56%	64.25%	61.72%	64.29%	66.15%
Operating noninterest income / average assets (Non-GAAP)	0.35%	0.37%	0.34%	0.33%	0.32%	0.35%	0.36%
Operating noninterest expense / average assets (Non-GAAP)	2.56%	2.47%	2.57%	2.60%	2.76%	2.55%	2.84%

Selected Interest Rates and Yields:
Yield on loans	5.36%	5.48%	5.53%	5.62%	5.81%	5.49%	5.72%
Yield on earning assets, FTE	4.92%	5.05%	5.17%	5.25%	5.36%	5.10%	5.32%
Cost of interest-bearing deposits	1.29%	1.37%	1.42%	1.32%	1.21%	1.35%	1.04%
Cost of total deposits	1.06%	1.13%	1.18%	1.10%	1.00%	1.12%	0.86%
Cost of interest-bearing liabilities	1.39%	1.47%	1.54%	1.45%	1.33%	1.46%	1.10%
Net interest margin, FTE	3.84%	3.91%	3.94%	4.10%	4.28%	3.95%	4.43%

Per Common Share:
Net income, basic	$0.48	$0.43	$0.65	$0.34	$0.48	$1.90	$1.46
Net income, diluted	0.48	0.42	0.65	0.34	0.47	1.89	1.45
Net operating earnings, basic (Non-GAAP)¹	0.46	0.43	0.40	0.40	0.44	1.69	1.57
Net operating earnings, diluted (Non-GAAP)¹	0.46	0.43	0.40	0.39	0.43	1.68	1.56
Book value	22.33	21.93	21.47	20.82	20.31	22.33	20.31
Tangible book value (Non-GAAP)¹	16.82	16.37	15.86	15.18	14.64	16.82	14.64
Common shares outstanding	14,008,233	13,957,973	13,953,209	13,951,590	13,933,504	14,008,233	13,933,504

¹See reconciliation of Non-GAAP measures

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information - (unaudited)
(In thousands)
	As of and for The Three Months Ended
	Dec	Sep	Jun	Mar	Dec
	2019	2019	2019	2019	2018
Composition of Loans:
Commercial real estate
owner occupied	$429,269	$422,363	$415,502	$416,152	$372,030
non-owner occupied	476,038	468,099	464,160	472,790	487,997
Commercial real estate, total	905,307	890,462	879,662	888,942	860,027
Commercial & industrial	337,075	341,207	334,258	341,471	308,254
Construction & land development	227,626	219,751	204,731	187,009	187,895
Consumer real estate	423,337	405,531	406,357	410,981	407,254
Consumer and other	9,903	10,796	11,981	12,166	13,809
Total loans	$1,903,248	$1,867,747	$1,836,989	$1,840,569	$1,777,239

Asset Quality and Additional Loan Data:
Nonperforming loans	$3,350	$3,166	$2,838	$2,282	$3,280
Other real estate owned	1,757	1,561	1,814	2,066	2,495
Total nonperforming assets	$5,107	$4,727	$4,652	$4,348	$5,775
Restructured loans not included in nonperforming loans	$61	$61	$62	$62	$116
Net charge-offs (recoveries) to average loans (annualized)	0.01%	0.01%	—%	0.08%	0.04%
Allowance for loan losses to loans	0.54%	0.53%	0.50%	0.47%	0.47%
Nonperforming loans to total loans, gross	0.18%	0.17%	0.15%	0.12%	0.18%
Nonperforming assets to total assets	0.21%	0.20%	0.19%	0.18%	0.25%
Purchase accounting discount balance	$15,348	$16,784	$18,571	$19,954	$21,528
Accretion income on acquired loans	1,375	1,246	1,374	1,717	2,343

Capital Ratios:
Equity to Assets	12.77%	12.80%	12.53%	12.34%	12.44%
Tangible common equity to tangible assets (Non-GAAP)[3]	9.93%	9.88%	9.57%	9.31%	9.29%

SmartFinancial, Inc.[1]
Tier 1 leverage	10.34%	10.02%	9.92%	9.29%	9.47%
Common equity Tier 1	11.61%	11.54%	11.21%	10.61%	10.81%
Tier 1 capital	11.61%	11.54%	11.21%	10.61%	10.81%
Total capital	14.02%	13.98%	13.65%	13.01%	13.29%

SmartBank	Estimated[2]
Tier 1 leverage	11.41%	11.22%	10.92%	10.96%	11.17%
Common equity Tier 1	12.81%	12.71%	12.37%	12.18%	12.31%
Tier 1 risk-based capital	12.81%	12.71%	12.37%	12.18%	12.31%
Total risk-based capital	13.31%	13.19%	12.82%	12.62%	12.74%

1All periods presented are estimated.
2 Current period capital ratios are estimated as of the date of this earnings release.
3Total common equity less intangibles divided by total assets less intangibles.

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information - (unaudited)
(dollars in thousands)
	Ending Balances
	Dec	Sep	Jun	Mar	Dec
	2019	2019	2019	2019	2018

Assets:
Cash and cash equivalents	$183,971	$170,934	$199,534	$132,994	$115,822
Securities available-for-sale, at fair value	178,348	171,507	174,114	198,273	201,688
Other investments	12,913	12,913	12,905	12,398	11,499
Loans held for sale	5,856	3,068	4,087	2,103	1,979
Loans	1,897,392	1,864,679	1,832,902	1,838,466	1,775,260
Less: Allowance for loan losses	(10,243)	(9,792)	(9,097)	(8,704)	(8,275)
Loans, net	1,887,149	1,854,887	1,823,805	1,829,762	1,766,985
Premises and equipment, net	59,433	58,386	56,589	56,583	56,012
Other real estate owned	1,757	1,561	1,814	2,066	2,495
Goodwill and core deposit intangibles, net	77,193	77,534	78,348	78,690	79,034
Bank owned life insurance	24,949	24,796	24,695	24,540	24,381
Other assets	17,554	14,899	15,366	16,572	14,514
Total assets	$2,449,123	$2,390,485	$2,391,257	$2,353,981	$2,274,409

Liabilities:
Deposits:
Noninterest-bearing demand	$364,155	$365,024	$357,220	$329,095	$319,861
Interest-bearing demand	380,234	351,474	333,705	331,629	311,482
Money market and savings	623,284	634,934	648,132	698,431	641,945
Time deposits	679,541	646,641	673,243	635,175	648,676
Total deposits	2,047,214	1,998,073	2,012,300	1,994,330	1,921,964
Securities sold under agreements to repurchase	6,184	4,368	8,219	7,070	11,756
FHLB & other borrowings	25,439	25,460	15,460	8,605	11,243
Subordinated debt	39,261	39,240	39,219	39,198	39,177
Other liabilities	18,278	17,304	16,448	14,297	7,258
Total liabilities	2,136,376	2,084,445	2,091,646	2,063,500	1,991,398
Shareholders' Equity:
Common stock	14,008	13,958	13,953	13,952	13,933
Additional paid-in capital	232,732	232,573	232,386	232,241	231,852
Retained earnings	65,839	59,806	53,843	44,722	39,991
Accumulated other comprehensive income (loss)	168	(297)	(571)	(434)	(2,765)
Total shareholders' equity	312,747	306,040	299,611	290,481	283,011
Total liabilities & shareholders' equity	$2,449,123	$2,390,485	$2,391,257	$2,353,981	$2,274,409

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information - (unaudited)
(dollars in thousands, except share and per share data)
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2019	2019	2019	2019	2018	2019	2018
Interest income:
Loans, including fees	$25,398	$25,515	$25,278	$24,975	$25,018	$101,002	$86,469
Securities available-for-sale:
Taxable	698	748	871	971	900	3,289	3,512
Tax-exempt	345	338	411	424	347	1,518	587
Federal funds sold and other earning assets	587	743	743	573	506	2,646	1,642
Total interest income	27,028	27,344	27,303	26,943	26,771	108,455	92,210

Interest expense:
Deposits	5,271	5,605	5,788	5,251	4,680	21,915	14,288
Securities sold under agreements to repurchase	5	5	6	8	9	23	45
FHLB advances and other borrowings	65	10	117	103	51	296	630
Subordinated debt	584	584	590	584	584	2,341	603
Total interest expense	5,924	6,204	6,501	5,946	5,324	24,575	15,566
Net interest income	21,104	21,140	20,802	20,997	21,447	83,880	76,644
Provision for loan losses	685	724	393	797	1,329	2,599	2,936
Net interest income after provision for loan losses	20,419	20,416	20,409	20,200	20,118	81,281	73,708

Noninterest income:
Service charges on deposit accounts	773	767	707	654	663	2,902	2,416
Gain on sale of securities, net	—	1	33	—	2	34	1
Mortgage banking	374	518	392	282	251	1,566	1,433
Interchange and debit card transaction fees	163	148	143	175	162	628	573
Merger termination fee	—	—	6,400	—	—	6,400	—
Other	1,530	762	741	587	602	3,785	2,161
Total noninterest income	2,840	2,196	8,416	1,698	1,680	15,315	6,584

Noninterest expense:
Salaries and employee benefits	10,278	9,072	8,984	8,398	7,871	36,635	30,630
Occupancy and equipment	1,749	1,635	1,658	1,640	1,610	6,716	6,303
FDIC insurance (credit)	—	(219)	180	179	209	140	786
Other real estate and loan related expense	253	335	242	490	738	1,320	2,913
Advertising and marketing	166	263	259	295	246	983	873
Data processing	530	273	577	615	372	1,995	1,906
Professional services	652	573	489	662	707	2,375	2,694
Amortization of intangibles	340	341	342	344	312	1,368	976
Software as service contracts	500	560	568	567	577	2,195	2,054
Merger related and restructuring expenses	427	73	1,796	923	1,322	3,219	3,781
Other	1,157	1,802	1,714	1,466	1,697	6,205	6,041
Total noninterest expense	16,052	14,708	16,809	15,579	15,661	63,151	58,957
Income before income taxes	7,206	7,904	12,016	6,319	6,137	33,445	21,335
Income tax expense	473	1,941	2,895	1,588	(307)	6,897	3,233
Net income	$6,733	$5,963	$9,121	$4,731	$6,444	$26,548	$18,102

Earnings Per Common Share:
Basic	$0.48	$0.43	$0.65	$0.34	$0.48	$1.90	$1.46
Diluted	$0.48	$0.42	$0.65	$0.34	$0.47	$1.89	$1.45
Weighted average common shares outstanding:
Basic	13,965,877	13,955,859	13,951,643	13,942,016	13,534,806	13,953,497	12,423,618
Diluted	14,066,269	14,053,432	14,046,500	14,018,163	13,616,616	14,046,366	12,517,640

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information - (unaudited)
(In thousands)
YIELD ANALYSIS
	Three Months Ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]
Assets:
Loans, including fees	$1,881,501	$25,398	5.36%	$1,846,196	$25,515	5.48%	$1,708,916	$25,019	5.81%
Taxable securities	116,278	698	2.38%	118,955	748	2.49%	171,133	900	2.09%
Tax-exempt securities	59,048	461	3.09%	56,598	448	3.14%	43,177	440	4.04%
Federal funds sold and other earning assets	133,681	587	1.74%	135,444	743	2.18%	67,036	506	2.99%
Total interest-earning assets	2,190,508	27,144	4.92%	2,157,193	27,454	5.05%	1,990,262	26,865	5.36%
Noninterest-earning assets	190,083			191,940			193,952
Total assets	$2,380,591			$2,349,133			$2,184,214

Liabilities and Stockholders’ Equity:
Interest-bearing demand deposits	$351,901	486	0.55%	$343,827	511	0.59%	$289,207	562	0.77%
Money market and savings deposits	632,555	1,695	1.06%	637,290	1,829	1.14%	624,231	1,696	1.08%
Time deposits	633,867	3,090	1.93%	640,679	3,265	2.02%	616,296	2,422	1.56%
Total interest-bearing deposits	1,618,323	5,271	1.29%	1,621,796	5,605	1.37%	1,529,734	4,680	1.21%
Securities sold under agreement to repurchase	5,321	5	0.35%	6,490	5	0.31%	10,661	9	0.33%
Federal funds purchased and other borrowings	25,549	65	1.00%	6,820	10	0.58%	4,070	51	4.97%
Subordinated debt	39,248	584	5.90%	39,226	584	5.91%	39,178	584	5.91%
Total interest-bearing liabilities	1,688,441	5,924	1.39%	1,674,332	6,204	1.47%	1,583,643	5,324	1.33%
Noninterest-bearing deposits	363,542			353,315			320,412
Other liabilities	19,836			18,286			9,275
Total liabilities	2,071,819			2,045,933			1,913,330
Stockholders’ equity	308,772			303,200			270,884
Total liabilities and stockholders’ equity	$2,380,591			$2,349,133			$2,184,214

Net interest income, taxable equivalent		$21,220			$21,250			$21,541
Interest rate spread			3.52%			3.58%			4.03%
Tax equivalent net interest margin			3.84%			3.91%			4.28%

Percentage of average interest-earning assets to average interest-bearing liabilities			129.74%			128.84%			125.68%
Percentage of average equity to average assets			12.97%			12.91%			12.40%

1 Taxable equivalent

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information - (unaudited)
(In thousands)
YIELD ANALYSIS
	Twelve Months Ended
	December 31, 2019			December 31, 2018
	Average		Yield/	Average		Yield/
	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]
Assets:
Loans, including fees	$1,840,821	$101,002	5.49%	$1,511,724	$86,479	5.72%
Taxable securities	129,705	3,289	2.54%	143,281	3,512	2.46%
Tax-exempt securities	56,458	1,972	3.49%	19,734	767	3.90%
Federal funds sold and other earning assets	110,380	2,646	2.40%	65,244	1,642	2.52%
Total interest-earning assets	2,137,364	108,909	5.10%	1,739,983	92,400	5.32%
Noninterest-earning assets	201,976			222,734
Total assets	$2,339,340			$1,962,717

Liabilities and Stockholders’ Equity:
Interest-bearing demand deposits	$333,100	1,883	0.57%	$242,859	1,290	0.53%
Money market and savings deposits	651,855	7,827	1.20%	601,808	5,579	0.93%
Time deposits	635,451	12,205	1.92%	536,964	7,419	1.39%
Total interest-bearing deposits	1,620,406	21,915	1.35%	1,381,631	14,288	1.04%
Securities sold under agreement to repurchase	6,750	23	0.34%	15,046	45	0.30%
Federal funds purchased and other borrowings	14,776	296	2.00%	17,806	630	3.55%
Subordinated debt	39,216	2,341	5.97%	9,882	603	6.12%
Total interest-bearing liabilities	1,681,148	24,575	1.46%	1,424,365	15,566	1.10%
Noninterest-bearing deposits	343,611			285,729
Other liabilities	15,852			10,172
Total liabilities	2,040,611			1,720,266
Stockholders’ equity	298,729			242,451
Total liabilities and stockholders’ equity	$2,339,340			$1,962,717

Net interest income, taxable equivalent		$84,334			$76,834
Interest rate spread			3.63%			4.22%
Tax equivalent net interest margin			3.95%			4.43%

Percentage of average interest-earning assets to average interest-bearing liabilities			127.14%			122.16%
Percentage of average equity to average assets			12.77%			12.35%

1 Taxable equivalent

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information - (unaudited)
(In thousands)
NON-GAAP RECONCILIATIONS
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2019	2019	2019	2019	2018	2019	2018
Operating Earnings:
Net income (GAAP)	$6,733	$5,963	$9,121	$4,731	$6,444	$26,548	$18,102
Noninterest income:
Securities gains	—	(1)	(33)	—	(2)	(34)	(1)
ADECA termination proceeds	(720)	—	—	—	—	(720)	—
Merger termination fee	—	—	(6,400)	—	—	(6,400)	—
Noninterest expenses:
Salaries - prior year adjustment	603	—	—	—	—	603	—
Merger related and restructuring expenses	427	73	1,796	923	1,322	3,219	3,781
Other - prior year franchise tax true-up	(312)	—	—	—	—	(312)	—
Income taxes:
Tax benefit - prior year amended return	(304)	—	—	—	—	(304)	—
Tax benefit from director options	—	—	—	—	(1,600)	—	(1,600)
Income tax effect of adjustments	60	(19)	1,119	(145)	(257)	1,015	(766)
Net operating earnings (Non-GAAP)	$6,487	$6,016	$5,603	$5,509	$5,907	$23,615	$19,516
Net operating earnings per common share (Non-GAAP):
Basic	$0.46	$0.43	$0.40	$0.40	$0.44	$1.69	$1.57
Diluted	0.46	0.43	0.40	0.39	0.43	1.68	1.56

Operating Noninterest Income:
Noninterest income (GAAP)	$2,840	$2,196	$8,416	$1,698	$1,680	$15,315	$6,584
Securities (gains) losses	—	(1)	(33)	—	(2)	(34)	(1)
ADECA termination proceeds	(720)	—	—	—	—	(726)	—
Merger termination fee	—	—	(6,400)	—	—	(6,400)	—
Operating noninterest income (Non-GAAP)	$2,120	$2,195	$1,983	$1,698	$1,678	$8,155	$6,583

Operating Noninterest Expense:
Noninterest expense (GAAP)	$16,052	$14,708	$16,809	$15,579	$15,661	$63,151	$58,957
Salaries - prior year adjustment	(603)	—	—	—	—	(603)	—
Merger related and restructuring expenses	(427)	(73)	(1,796)	(923)	(1,322)	(3,219)	(3,781)
Other - prior year franchise tax true-up	312	—	—	—	—	312	—
Operating noninterest expense (Non-GAAP)	$15,334	$14,635	$15,013	$14,656	$14,339	$59,641	$55,176

Non-GAAP Return Ratios:
Net operating return on average assets (Non-GAAP)[1]	1.08%	1.02%	0.96%	0.98%	1.07%	1.01%	0.99%
Return on average tangible common equity (Non-GAAP)[2]	11.55%	10.52%	16.78%	9.26%	13.09%	12.04%	10.09%
Net operating return on average shareholder equity (Non-GAAP)[3]	8.34%	7.87%	7.58%	7.81%	8.65%	7.91%	8.05%
Net operating return on average tangible common equity (Non-GAAP)[4]	11.12%	10.61%	10.31%	10.79%	12.00%	10.71%	10.88%

Operating Efficiency Ratio:
Efficiency ratio (GAAP)	67.04%	63.03%	57.53%	68.65%	67.71%	63.66%	70.84%
Adjustment for taxable equivalent yields	(0.45)%	(0.37)%	(0.50)%	(0.49)%	(0.45)%	0.08%	(0.21)%
Adjustment for securities gains (losses)	—%	—%	0.14%	—%	0.01%	(0.01)%	—%
Adjustment for merger related income and costs	(1.64)%	(0.24)%	8.39%	(3.91)%	(5.55)%	0.56%	(4.47)%
Operating efficiency ratio (Non-GAAP)	64.95%	62.42%	65.56%	64.25%	61.72%	64.29%	66.15%

[1] Net operating return on average assets (Non-GAAP) is the annualized net operating earnings (Non-GAAP) divided by average assets.
[2] Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).
[3] Net operating return on average equity (Non-GAAP) is the annualized net operating earnings (Non-GAAP) divided by average equity.
[4] Net operating return on average tangible common equity (Non-GAAP) is the annualized net operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information - (unaudited)
(In thousands)
NON-GAAP RECONCILIATIONS
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2019	2019	2019	2019	2018	2019	2018
Tangible Common Equity:
Shareholders' equity (GAAP)	$312,747	$306,040	$299,611	$290,481	$283,011	$312,747	$283,011
Less goodwill and other intangible assets	77,193	77,534	78,348	78,690	79,034	77,193	79,034
Tangible common equity (Non-GAAP)	$235,555	$228,506	$221,263	$211,791	$203,977	$235,555	$203,977

Average Tangible Common Equity:
Average shareholders' equity (GAAP)	$308,772	$303,200	$296,570	$286,076	$270,884	$298,729	$242,451
Less average goodwill and other intangible assets	77,400	78,222	78,564	78,913	75,547	78,270	63,075
Average tangible common equity (Non-GAAP)	$231,372	$224,978	$218,006	$207,163	$195,337	$220,459	$179,376